Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made by and among, Big Time Holdings, Inc., a Delaware corporation, with offices located at 8200 Seminole Boulevard, Seminole, Florida 3772 (the "Company"), and Turner Wright Ltd. and is effective as of the last date of execution set forth below. (the "Seller"), on behalf of its shareholders, both parties are hereinafter referred to as the "Parties".

RECITALS

a)          WHEREAS, The Boards of Directors of the Company and Seller have determined that an acquisition of 70% of the outstanding shares of the Seller by the Company through a share exchange (the "Exchange") upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of the Company and the Seller, and the Boards of Directors of the Company and the Seller have approved such Exchange, pursuant to which all of the right, title and interest in and to 70% of the outstanding common stock of the Seller (the "Shares") will be exchanged for the right to receive 1,250,000 (one million two hundred and fifty thousand) shares of common stock of the Company (the "Exchange Shares"); and

b)           WHEREAS, For federal income tax purposes, the Parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

THE EXCHANGE

1.01       Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the 2018 Delaware General Corporate Law (the "Delaware Law"), at the Closing (as hereinafter defined), the Parties shall do the following:

a)	The shareholders of the Seller will sell, convey, assign, and transfer the Shares to the Company by delivering to the Company executed and transferable certificates. The Shares transferred to the Company at the Closing shall constitute 70% of all issued and outstanding shares of common stock of the Seller.

b)	As consideration for its acquisition of the Shares, the Company shall issue the Exchange Shares to the Seller by delivering a share certificate to the Company evidencing the Exchange Shares (the "Exchange Shares Certificate"), with 100,000,000 (one hundred million) shares held in escrow to be issued against the drawdown of funds as set forth in Article III hereof. As funds are drawn down, restricted shares shall be released from escrow.

c)	For federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any Tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a "Plan of Reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of the Company or the Seller has taken or failed to take, and after the Effective Time (as defined below), the Company shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

1.02       Effect of the Exchange. The Exchange shall have the effects set forth in the applicable provisions of the Florida Statutes.

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1.03       Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article V and subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing of the Exchange (the "Closing") will take place at 10:00 a.m. U.S. Eastern Daylight Time on the business day upon satisfaction of the conditions set forth in Article IV (or as soon as practicable thereafter) following satisfaction or waiver of the conditions set forth in Article IV (the "Closing Date"), at the offices of the Company unless another date, time or place is agreed to in writing by the Parties hereto. The Closing Date shall occur subject to the Company's filing of all required disclosures, forms and financial statements with the United States Securities and Exchange Commission.

1.04       Effective Time of Exchange. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV, the Parties shall make all filings or recordings required under the Delaware Law. The Exchange shall become effective at such time as is permissible in accordance with the Florida Statutes (the time the Exchange becomes effective being the "Effective Time"). The Company and the Seller shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01       Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered by the Seller to the Company at the time of execution of this Agreement (the "Seller Disclosure Schedule"), the Seller represents and warrants to the Company as follows:

(a)	Organization. Standing and Power. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect.

(b)	Subsidiaries. The Seller does [not] own directly or indirectly, any equity or other shares in any company, corporation, partnership, joint venture or otherwise.

(c)	The Shares. The Shares represent 70% of the issued and outstanding shares capital stock of the Seller. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Seller. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which the Seller is a party or by which it is bound obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Seller or obligating the Seller to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Seller to repurchase, redeem or otherwise acquire or make any payment in respect of the shares of the Seller.

(d)

(e)

Authority; Noncontravention. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and when delivered by the Seller shall constitute a valid and binding obligation of the Seller, enforceable against the Seller and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Seller under, (i) the Seller Seller's articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Seller, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Seller, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Seller or could not prevent, hinder or materially delay the ability of the Seller to consummate the transactions contemplated by this Agreement.

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(f)	Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the duly executed and when delivered by the Seller shall constitute a valid and binding obligation of the Seller, enforceable against the Seller and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Seller under, (i) the Seller Seller's articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Seller, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Seller, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Seller or could not prevent, hinder or materially delay the ability of the Seller to consummate the transactions contemplated by this Agreement .Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act of 1933, as amended (the "Securities Act") or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

(g)	Absence of Certain Changes or Events. Except as set forth on Schedule 2.01(f), since the Company Balance Sheet Date of____________, the Seller has conducted its business only in the ordinary course consistent duly executed and when delivered by the Seller shall constitute a valid and binding obligation of the Seller, enforceable against the Seller and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Seller under, (i) the Seller Seller's articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Seller, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Seller, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Seller or could not prevent, hinder or materially delay the ability of the Seller to consummate the transactions contemplated by this Agreement with past practice, and there is not and has not been any (i) material adverse change with respect to the Seller, (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by this Agreement without prior consent of the Seller; (iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Seller to consummate the transactions contemplated by this Agreement; (iv) incurrence, assumption or guarantee by the Seller of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Seller in writing; (v) creation or other incurrence by the Seller of any lien on any asset other than in the ordinary course consistent with past practices; (vi) transaction or commitment made, or any contract or agreement entered into, by the Seller relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Seller of any contract or other right, in either case, material to the Seller, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement; (vii) labor dispute, other than routine, individual grievances, or, to the knowledge of the Seller, any activity or proceeding by a labor union or representative thereof to organize any employees of the Seller or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees; (viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due; (ix) write-offs or writedowns of any assets of the Seller; (x) creation, termination or amendment of, or waiver of any right under, any material contract of the Seller, (xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Seller; (xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Seller; or (xiii) agreement or commitment to do any of the foregoing.

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(h)	Certain Fees. Except as set forth on Schedule 2.01(g), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)	Litigation: Labor Matters: Compliance with Laws. (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Seller or prevent, hinder or materially delay the ability of the Seller to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Seller having, or which, insofar as reasonably could be foreseen by the Seller, in the future could have, any such effect; (ii) The Seller is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Seller; and (iii) The conduct of the business of the Seller complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)	Benefit Plans. The Seller is not a party to any Benefit Plan under which the Seller currently has an obligation to provide benefits to any current or former employee, officer or director of the Seller. As used herein, "Benefit Plan" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any membership interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(k)	Tax Returns and Tax Payments. (i) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Seller has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Seller by a taxing authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Seller Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Seller Balance Sheet Date, neither the Seller nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Seller and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Seller; (ii) No material claim for unpaid Taxes has been made or become a lien against the property of the Seller or is being asserted against the Seller, no audit of any Tax Return of the Seller is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Seller and is currently in effect. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. (iii) As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, advalorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

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(l)	Environmental Matters. The Seller is in compliance with all Environmental Laws in all material respects. The Seller has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. The Seller holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Seller. The Seller is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Seller or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Seller. The Seller has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Seller. The Seller has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Seller. There are no past, pending or threatened claims under Environmental Laws against the Seller and Seller is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Seller pursuant to Environmental Laws. "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. "Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(m)	Material Contract Defaults. The Seller is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a "Material Contract" means any contract, agreement or commitment that is effective as of the Closing Date to which the Seller is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Seller to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Seller in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Seller or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(n)	Accounts Receivable. All of the accounts receivable of the Seller that are reflected on the Seller Financial Statements or the accounting records of the Seller as of the Closing (collectively, the "Accounts Receivable'') represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(o)	Properties. The Seller has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Seller or acquired after the date thereof which are, individually or in the aggregate, material to the Seller's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Seller is held by it under valid, subsisting and enforceable leases of which the Seller is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(p)	Intellectual Property. (i) As used in this Agreement, the term "Trademarks" means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Seller License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which the Seller is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) The Seller owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of the Seller, none of the Seller's Intellectual Property or Seller License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Seller or its successors.

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(q)	Undisclosed Liabilities. The Seller has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Seller Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01 (g).

(r)	Full Disclosure. All of the representations and warranties made by the Seller in this Agreement, and all statements set forth in the certificates delivered by the Seller at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Seller pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of any of the Seller or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

2.02       Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered by the Company to the Seller at the time of execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to the Seller as follows:

(a)

Organization. Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to the Company.

(b)	Subsidiaries. The Company does not own directly or indirectly, any equity or other shares in any company, corporation, partnership, joint venture or otherwise.

(c)	Capital Structure of the Company. As of the date of this Agreement, the authorized capital stock of the Company consists of 121,280,000 shares of Company Common Stock. There are no other shares of Company stock issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)	Corporate Authority: Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) its articles of incorporation, bylaws, or other charter documents of the Company (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

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(e)	Government Authorization. No consent, approval, order or authorization of, or Registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Delaware Law, the Securities Act or the Exchange Act.

(f)	Financial Statements. The consolidated financial statements of the Company included in the reports, schedules, forms, statements and other documents filed by the Company with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"), such Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustments as determined by the Company's independent accountants). Except as set forth in the Company SEC Documents, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company.

(g)	Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or as set forth on Schedule 2.02(g), since December 31, 2017 (the "Company Balance Sheet Date") the Company has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any: (i) material adverse change with respect to the Company; (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by this Agreement without prior consent of the Company; (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (iv) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing; (v) creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices; (vi) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement; (vii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due; (viii) write-offs or write-downs of any assets of the Company; (ix) creation, termination or amendment of, or waiver of any right under, any material contract of the Company; (x) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company; (xi) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or (xii) agreement or commitment to do any of the foregoing.

(h)	Certain Fees. Except as set forth on Schedule 2.02(h), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)	Litigation; Compliance with Laws. (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect; (ii) the conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

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(j)	Tax Returns and Tax Payments. (i) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company; (ii) No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(k)	Material Contract Defaults. The Company is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a "Company Material Contract" means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(1)	Board Determination. The Board of Directors of the Company has unanimously determined that the terms of the Exchange are fair to and in the best interests of the Company and its stockholders.

(m)	Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company SEC Documents incurred in the ordinary course of business.

(n)	Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of the Company and the Company Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE III

CERTAIN AGREEMENTS AND COVENANTS

3.01       Funding of the Seller. (a) Within Sixty (60) business days of October 22, 2018 (the date of signing of the Non-Binding Letter of Intent with respect to this transaction), the Company will provide to the Seller the sum of One Hundred Thousand Dollars (US$100,000) which shall be utilized by the Seller to complete the acquisition, including, but not limited to, audit, fees for the preparation of SEC filings and transfer agent fees; and (b) Upon the filing of the Super 8-K with the SEC announcing the closing of this acquisition.

3.02       Management Contracts, Etc. Seller's current officers and directors shall receive management contracts that shall include bonuses and stock incentives based upon performance and milestones. The Parties shall negotiate in good faith a bonus package for Seller's officers, directors and key employees in accordance with industry standards. Each manager of the Seller shall receive a monthly salary comparable to other executives in the same capacity and within industry standards.

3.03       Conduct of Business. Between the date hereof and the Closing, the Seller shall use its reasonable best efforts to preserve intact the business organization and employees and other business relationships of the Seller; shall continue to operate in the ordinary course of business and maintain its books, records and accounts in accordance with generally accepted accounting principles, consistent with past practice; shall use its reasonable best efforts to maintain the Seller's current financial condition, including working capital levels; shall not incur any indebtedness or enter into any agreements to make business or product line stock purchase agreements; shall not make any dividend or stock distributions; and shall conduct its business only in the ordinary course.

3.04       Access to Seller. Between the date of signing of this Agreement and the Closing Date, the Seller will give the Company and its representatives full access to any personnel and all properties, documents, contracts, books, records and operations of the Seller relating to its business. The Seller will furnish the Company with copies of documents and with such other information as the Company may request.

3.05       No Other Offers. The Seller and its principal shareholders each acknowledge that the Company has and will incur significant expense in connection with its due diligence review and negotiation of this Agreement. As a result, after the date hereof, the Seller and its principal shareholders shall terminate any existing discussions or negotiations with and shall cease to provide any information to or otherwise cooperate with, any party other than the Company and its representatives with respect to a stock purchase agreement Transaction (as defined below). In addition, from and after the date hereof, none of the Seller nor any of its shareholders, subsidiaries or affiliates, or any of their respective officers, directors, employees, members, managers, representatives or agents, will directly or indirectly encourage, solicit, initiate, have or continue any discussions or negotiations with or participate in any discussions or negotiations with or provide any information to or otherwise cooperate in any other way with, or enter into any agreement, letter of intent or agreement in principle with, or facilitate of encourage any effort or attempt by any entity or person (other than the Company and its affiliates and representatives) concerning any merger, joint venture, recapitalization, reorganization, sale of assets, sale of any shares of capital stock, investment or similar transaction involving the Seller or any subsidiary of division of the Seller (each, a "Stock Purchase Agreement Transaction"). The Seller will notify the Company promptly of any inquiries, proposals or offers made by third parties to the Seller or any of its shareholders, subsidiaries or affiliates, or any of their respective officers, directors or employees, representatives or agents with respect to a Stock Purchase Agreement Transaction and furnish the Company with the terms thereof (including, without limitation, the type of consideration offered and the identity of the third party). The Seller and its principal shareholders shall deal exclusively with the Company with respect to any possible Stock Purchase Agreement Transaction and the Company shall have the right to match the terms of any proposed transactions in lieu of such parties.

3.06       Disclosure. Without the prior written consent of the Company, the Seller will, and each Party hereto will cause its directors, officers, shareholders, employees, agents, other representatives and affiliates not to, disclose to any person the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby, the status thereof, or the existence of this Agreement and the terms hereof, unless in the opinion of such party disclosure is required to be made by applicable law, regulation or court order, and such disclosure is made after prior consultation with the Company.

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ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions to Each Party's Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)	No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)	Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on the Seller or the Company shall have been obtained, made or occurred.

(c)	No Litigation. There shall not be pending or threatened any suit, action proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Seller, the Company or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Seller or the Company.

(d)	Seller shall have provided all necessary disclosures and financial information to the Company to facilitate the creation of a Form 8-K filing containing Form 10 information and such Form 8-K shall be ready for filing with the SEC within four days of the Closing Date.

4.02 Conditions Precedent to Obligations of the Company. The obligation of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)	Representations, Warranties and Covenants. The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Seller shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)	Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)	No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Seller that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Seller.

(d)	Delivery of the Shares. The selling shareholders shall have delivered the share certificates to the Company on the Closing Date.

(e)	Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of the Seller in its sole and absolute discretion.

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4.03       Conditions Precedent to Obligation of the Seller. The obligation of the Seller to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

a)	Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

b)	Consents. The Seller shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

c)	No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

d)	Board Resolutions. The Seller shall have received resolutions duly adopted by the Company's board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

e)	Delivery of the Exchange Shares Certificate. The Company shall have received the Exchange Shares Certificate on the Closing Date (except for the Exchange Shares being held in escrow).

f)	Current Report. The Company shall file a Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Exchange.

g)	Due Diligence Investigation. The Seller shall be reasonably satisfied with the results of its due diligence investigation of the Company in its sole and absolute discretion.

ARTICLE V

TERMINATION AMENDMENT AND WAIVER

5.01       Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

(a)	by mutual written consent of the Company and the Seller;

(b)	by either the Company or the Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

(c)	by either the Company or the Seller if the Exchange shall not have been consummated on or before December 1, 2018 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time.);

(d)	by the Company, if a material adverse change shall have occurred relative to the Seller (and not curable within thirty (30) days);

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(e)	by the Seller if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

(f)	by the Company, if the Seller willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)	by the Seller, if the Company willfully fails to perform in any material respect any of its obligations under this Agreement.

5.02       Effect of Termination. In the event of termination of this Agreement by either the Seller or the Company as provided in Section 5.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or the Seller, other than the provisions of the last sentence of Section 4.01 (a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

5.03       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of the Company and the Seller.

5.04       Extension; Waiver. Subject to Section 6.01 (c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VI

INDEMNIFICATION AND RELATED MATTERS

6.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until two (2) years after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

6.02 Indemnification.

(a)	The Company shall indemnify and hold the selling shareholders and the Seller harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) that exceed fifty thousand dollars ($50,000.00) (collectively, "Losses") to which the Company may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by the Company as set forth herein.

(b)	The Seller and selling shareholders shall jointly and severally indemnify and hold the Company and the Company's officers and directors ("Company Representatives") harmless for, from and against any and all Losses to which the Company or Company Representative may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by the Seller as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Seller prior to the Closing; or (B) the operations of the Seller prior to the Closing.

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6.03 Notice of Indemnification. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article VI, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VI or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VI to indemnify an Indemnitee, the lndemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01 Notices. All notices, demands and other communications, which may or are required to be given pursuant to this Agreement shall be given or made when personally delivered or when sent via overnight delivery service, postage pre-paid, addressed as follows:

If to the Company:

8200 Seminole Boulevard, Seminole, Florida 33772

If to the Seller: 15, Adenekan Salako Cl, Ifako Agege 100215, Lagos, Nigeria

7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

7.03 Attorney's Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party or Parties shall be entitled to recover from the other party or Parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for an appeal, and costs incurred in bringing such suit or proceeding.

7.04 Expenses. Each party shall bear their own costs incurred in connection with the preparation and negotiation of this Agreement, including the fees and expenses of legal counsel.

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7.05 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

7.06 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other party.

7.07 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

7.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

7.09 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURES ON NEXT PAGE'

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

The Company:

BIG TIME HOLDINGS, INC.

By: /s/ David Smeed	Date: 22/10/18
David Smeed
Chairman of the Board

The Seller:

TURNER WRIGHT LTD.

By: /s/ Dr. Tunde Lawal	Date: 22/10/2018
Name: Dr. Tunde Lawal
Title: Chairman and CEO

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